UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 17, 2004

Internet Security Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-23655	58-2362189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6303 Barfield Road, Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 236-2600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Election of Director

On August 17, 2004, Steven J. Heyer was elected by the board of directors of Internet Security Systems, Inc. (the “Company”) to fill a newly created vacancy on the Company’s board of directors. He was also named to serve on the nominating and corporate governance committee of the board. On August 25, 2004 the Company issued a press release regarding Mr. Heyer’s election. A copy of the press release is attached as Exhibit 99.1.

Item 5.03 Amendment to Bylaws

Effective August 17, 2004, the Company’s board of directors amended Section 15 of the Company’s Bylaws, fixing the number of directors at eight (8). This increased the number of directors specified by the Bylaws from seven (7).

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release Announcing Election of New Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 25, 2004.

INTERNET SECURITY SYSTEMS, INC.

By:	/s/ Richard Macchia
Richard Macchia
Chief Financial Officer